Exhibit 99.2

Cutera, Inc. Announces Pricing of Offering of $200 Million and Concurrent Private Placement of $10 Million of Convertible Senior Notes

BRISBANE, Calif., May 25, 2022 — (BUSINESS WIRE) — Cutera, Inc. (Nasdaq: CUTR), a leading provider of aesthetic and dermatology solutions, today announced the pricing of $210 million aggregate principal amount of 2.25% convertible senior notes due 2028 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (the “Rule 144A Offering”) and a separate concurrent private placement under Section 4(a)(2) of the Act on economic terms substantially similar to the notes being offered in the Rule 144A Offering to certain entities affiliated with J. Daniel Plants, Cutera’s Executive Chairman. Cutera also granted the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of the notes. The sale of the notes is expected to close on May 27, 2022, subject to customary closing conditions.

The notes will be general senior, unsecured obligations of Cutera, and will bear interest at a rate of 2.25% per year. Interest will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2022. The notes will mature on June 1, 2028, unless earlier converted, repurchased or redeemed. The initial conversion rate will be 18.9860 shares of Cutera’s common stock (“common stock”) per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $52.67 per share of common stock). The initial conversion price of the notes represents a premium of approximately 27.5% over the last reported sale price of Cutera’s common stock on Nasdaq Global Select Market on May 24, 2022. The notes will be convertible into cash, shares of Cutera’s common stock or a combination of cash and shares of Cutera’s common stock, at Cutera’s election.

Cutera may redeem the notes, at its option, on or after June 5, 2025, if the last reported sale price of Cutera’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which Cutera provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture governing the notes) occurs at any time prior to the maturity date, holders of the notes may require Cutera to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest. In addition, following certain corporate events or if Cutera issues a notice of redemption, Cutera will, under certain circumstances, increase the conversion rate for holders who convert their notes in connection with such corporate event or during a redemption period.

Cutera estimates that the net proceeds from the offering will be approximately $202.8 million (or approximately $231.9 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Cutera. Cutera intends to use approximately $27.5 million of the net proceeds to pay the aggregate cost of the capped call transactions described below. If the initial purchasers exercise their option to purchase additional notes, Cutera expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions. Cutera also intends to use a portion of the net proceeds from the offering for the Notes Exchange described below and the remainder for general corporate purposes, which may include working capital, capital expenditures and potential acquisitions and strategic transactions.

In connection with the pricing of the notes, Cutera entered into capped call transactions with certain financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to Cutera’s common stock upon any conversion of $200 million aggregate principal amount of the notes, with such reduction subject to a cap initially equal to approximately $82.62 (which represents a premium of 100.0% over the last reported sale price of Cutera’s common stock on Nasdaq Global Select Market on May 24, 2022), and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Cutera expects to enter into additional capped call transactions with the option counterparties.

Contemporaneously with the pricing of this offering, Cutera entered into privately negotiated transactions with certain holders of its 2.25% Convertible Senior Notes Due 2026 (the “2026 Notes”) to exchange approximately $69.1 million in aggregate principal amount of the 2026 Notes for approximately $45.8 million in cash, representing the principal amount exchanged and accrued and unpaid interest thereon, and approximately 1.4 million shares of its common stock, representing the exchange value in excess thereof (the “Notes Exchange”). Cutera expects that holders of 2026 Notes that surrender their 2026 Notes for exchange as described above may enter into or unwind various derivatives with respect to its common stock (including entering into or unwinding derivatives with one or more of the initial purchasers in this offering or their respective affiliates) and/or purchase or sell shares of its common stock concurrently with or shortly after the pricing of the notes.

Cutera expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates may enter into various derivative transactions with respect to Cutera’s common stock and/or purchase shares of Cutera’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Cutera’s common stock or the notes at that time.

In addition, Cutera expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Cutera’s common stock and/or purchasing or selling Cutera’s common stock or other securities of Cutera in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date for the capped call transactions). This activity could also cause or prevent an increase or a decrease in the market price of Cutera’s common stock or the notes, and to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Cutera’s common stock potentially issuable upon conversion of the notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contact

Anne Werdan

Director, Corporate Communications

415-657-5500

IR@cutera.com